EXHIBIT 3(g)
                          GUEST SUPPLY, INC.

                               BY LAWS

                     As Amended, November 5, 1997


                              ARTICLE I
                               Offices
               The registered office of the Corporation shall be located at 4301 U.S. Highway One in the City of Monmouth Junction, County of Middlesex, State of New Jersey.
               The Corporation may also have offices at such other places, both within and without the State of New Jersey, as may from time to time be designated by the Board of Directors.
                              ARTICLE II
                                Books
               The books and records of the Corporation may be kept (except as otherwise provided by the laws of the State of New Jersey) outside of the State of New Jersey and at such place or places as may from time to time be designated by the Board of Directors.
                             ARTICLE III
                             Shareholders
               Section 1.  Annual Meetings.  The annual meeting
     of the shareholders of the Corporation for the election of Directors and the transaction of such other business as may properly come before said meeting shall be held at the principal business office of the Corporation or at such other place or places either within or without the State of New Jersey as may be designated by the Board of Directors and stated in the notice of the meeting, on the third Thursday of January in each year, if not a legal holiday, and, if a legal holiday, then on the next day not a legal holiday, at 10:00 o'clock in the forenoon, or on such other day as shall be determined by the Board of Directors.
               Written notice of the place designated for the annual meeting of the shareholders of the Corporation shall be delivered personally or mailed to each shareholder entitled to vote thereat not less than ten (10) and not more than sixty (60) days prior to said meeting, but at any meeting at which all shareholders shall be present, or of which all shareholders not present have waived notice in writing, the giving of notice as above described may be dispensed with. If mailed, said notice shall be directed to each shareholder at his address as the same appears on the stock ledger of the Corporation unless he shall have filed with the Secretary of the Corporation a written request that notices intended for him be mailed to some other address, in which case it shall be mailed to the address designated in such request.
               Section 2. Special Meetings. Special meetings of the shareholders of the Corporation may not be called by the shareholders without the approval of the Board of Directors, except as may be required by New Jersey law. Such meetings shall be held whenever called in the manner required by the laws of the State of New Jersey for purposes as to which there are special statutory provisions, and for other purposes whenever called by resolution of the Board of Directors, by the Chairman of the Board of Directors, by the President, or by the holders of a majority of the outstanding shares of capital stock of the Corporation the holders of which are entitled to vote on matters that are to be voted on at such meeting. Any such special meeting of shareholders may be held at the principal business office of the Corporation or at such other place or places, either within or without the State of New Jersey, as may be specified in the notice thereof. Business transacted at any special meeting of shareholders of the Corporation shall be limited to the purposes stated in the notice thereof.
               Except as otherwise expressly required by the laws of the State of New Jersey, written notice of each special meeting, stating the day, hour and place, and in general terms the business to be transacted thereat, shall be delivered personally or mailed to each shareholder entitled to vote thereat not less than ten (10) and not more than sixty (60) days before the meeting. If mailed, said notice shall be directed to each shareholder at his address as the same appears on the stock ledger of the Corporation unless he shall have filed with the Secretary of the Corporation a written request that notices intended for him be mailed to some other address, in which case it shall be mailed to the address designated in said request. At any special meeting at which all shareholders shall be present, or of which all shareholders not present have waived notice in writing, the giving of notice as above described may be dispensed with.
               Section 3. List of Shareholders. The officer of the Corporation who shall have charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of shareholders, a complete list of the shareholders entitled to vote at said meeting, arranged in alphabetical order and showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder who is present.
               Section 4.  Quorum.  At any meeting of the
     shareholders of the Corporation, except as otherwise expressly provided by the laws of the State of New Jersey, the Certificate of Incorporation or these By-Laws, there must be present, either in person or by proxy, in order to constitute a quorum, shareholders owning a majority of the issued and outstanding shares of the capital stock of the Corporation entitled to vote at said meeting. The shareholders present in person or by proxy at a duly organized meeting may continue to do business until adjournment, notwithstanding the withdrawal of sufficient stockholders to leave less than a quorum. At any meeting of shareholders at which a quorum is not present, the holders of, or proxies for, a majority of the stock which is represented at such meeting, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally noticed.
               Section 5. Organization. The Chairman of the Board of Directors, or in his absence, the President, or in their absence any Vice President, shall call to order meetings of the shareholders and shall act as chairman of such meetings. The Board of Directors or the shareholders may appoint any shareholder or any Director or officer of the Corporation to act as chairman of any meeting in the absence of the Chairman of the Board of Directors, the President and all of the Vice Presidents.
               The Secretary of the Corporation shall act as secretary of all meetings of the shareholders, but in the absence of the Secretary the presiding officer may appoint any other person to act as secretary of any meeting.
               Section 6. Voting. Except as otherwise provided in the Certificate of Incorporation or these By-Laws, each shareholder of record of the Corporation shall, at every meeting of the shareholders of the Corporation, be entitled to one (1) vote for each share of stock standing in his name on the books of the Corporation on any matter on which he is entitled to vote, and such votes may be cast either in person or by proxy, appointed by an instrument in writing, subscribed by such shareholder or by his duly authorized attorney, and filed with the Secretary before being voted on. No proxy shall be voted after eleven (11) months from its date, unless said proxy provides for a longer period, but in no event shall a proxy be valid after three (3) years from its date. A proxy shall not be revoked by the death or incapacity of the shareholder who executed the proxy but shall continue in force until revoked by the personal representative or guardian of such shareholder.
               If the Certificate of Incorporation provides for more or less than one (1) vote for any share of capital stock of the Corporation, on any matter, then any and every reference in these By-Laws to a majority or other proportion of capital stock shall refer to such majority or other proportion of the votes of such stock.
               The vote on all elections of Directors and on any other questions before the meeting need not be by ballot, except upon demand of any shareholder.
               When a quorum is present at any meeting of the shareholders of the Corporation, the vote of the holders of a majority of the capital stock entitled to vote at such meeting and present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, under any provision of the laws of the State of New Jersey or of the Certificate of Incorporation, a different vote is required in which case such provision shall govern and control the decision of such question.
               Section 7. Consent. Except as otherwise required by the laws of the State of New Jersey or in the Certificate of Incorporation or unless otherwise approved by a vote of not less than a majority of the Directors then holding office (or, in the event that the Corporation at the time has a Related Person [as defined in the Certificate of Incorporation], then by a vote of not less than a majority of the Continuing Directors [as defined in the Certificate of Incorporation]), no action shall be taken by the shareholders except at an annual or special meeting of the shareholders actually held, pursuant to Section 1 or 2 of this Article, upon prior notice and pursuant to a vote. Except as otherwise provided hereinabove, no action shall be taken by the shareholders by written consent unless such consent is in writing, setting forth the action taken, and is signed by all of the holders of outstanding capital stock of the Corporation entitled to vote on such matters.
               Section 8.  Judges.  At every meeting of the
     shareholders of the Corporation at which a vote by ballot is taken, the polls shall be opened and closed, the proxies and ballots shall be received and taken in charge, and all questions touching the qualifications of voters, the validity of proxies and the acceptance or rejection of votes shall be decided by two (2) judges. Said judges shall be appointed by the Board of Directors before the meeting, or, if no such appointment shall have been made, by the presiding officer of the meeting. If for any reason any of the judges previously appointed shall fail to attend or refuse or be unable to serve, judges in place of any so failing to attend, or refusing or unable to serve, shall be appointed in like manner.
               Section 9. Notice of Business. No business may be transacted at an annual meeting of shareholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the annual meeting by any shareholder of the Corporation (i) who is a shareholder of record on the date of the giving of the notice provided for in this Section 9 of this Article III and on the record date for the determination of shareholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section 9 of this Article III.
               In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.
               To be timely, a shareholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty days nor more than ninety days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.
               To be in proper written form, a shareholder's notice to the Secretary must set forth as to each matter such shareholder proposes to bring before the annual meeting
     (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such shareholder, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such shareholder, (iv) a description of all arrangements or understandings between such shareholder and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder in such business and
     (v) a representation that such shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.
               No business shall be conducted at the annual meeting of shareholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 9 of this Article III; provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 9 of this Article III shall be deemed to preclude discussion by any shareholder of any such business. If the Chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.
                              ARTICLE IV
                              Directors
               Section 1. Number, Election and Term of Office. The business and affairs of the Corporation shall be managed by the Board of Directors. The number of Directors which shall constitute the whole Board shall be not less than three (3) nor more than nine (9). Within such limits, the number of Directors may be fixed from time to time by vote of the Board of Directors, at any regular or special meeting, subject to the provisions of the Certificate of Incorporation. Directors need not be stockholders.
     Directors shall be elected at the annual meeting of the stockholders except as provided in Section 2 of this Article, to serve for terms in accordance with the Certificate of Incorporation and until their respective successors are elected and have duly qualified.
               In addition to the powers by these By-Laws expressly conferred upon them, the Board may exercise all such powers of the Corporation as are not by the laws of the State of New Jersey, the Certificate of Incorporation or these By-Laws required to be exercised or done by the shareholders.
               Only persons who are nominated in accordance with the following procedures shall be eligible for election as Directors of the Corporation, except as may be otherwise provided in the Certificate of Incorporation of the Corporation with respect to the right of holders of preferred stock of the Corporation to nominate and elect a specified number of Directors in certain circumstances. Nominations of persons for election to the Board of Directors may be made at any annual meeting of shareholders, or at any special meeting of shareholders called for the purpose of electing Directors, (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) by any shareholder of the Corporation (i) who is a shareholder of record on the date of the giving of the notice provided for in this Section 1 of this Article IV and on the record date for the determination of shareholders entitled to vote at such meeting and (ii) who complies with the notice procedures set forth in this Section 1 of this
     Article IV.
               In addition to any other applicable requirements, for a nomination to be made by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.
               To be timely, a shareholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation (a) in the case of an annual meeting, not less than sixty days nor more than ninety days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs; and (b) in the case of a special meeting of shareholders called for the purpose of electing Directors, not later than the close of business on the tenth day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.
               To be in proper written form, a shareholder's notice to the Secretary must set forth (a) as to each person whom the shareholder proposes to nominate for election as a Director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of Directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder; and (b) as to the shareholder giving the notice
     (i) the name and record address of such shareholder, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such shareholder, (iii) a description of all arrangements or understandings between such shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such shareholder, (iv) a representation that such shareholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of Directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a Director if elected.
               Subject to Section 2 of this Article IV, no person shall be eligible for election as a Director of the Corporation unless nominated in accordance with the procedures set forth in this Section 1 of this Article IV.
     If the Chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.
               Section 2.  Vacancies and Newly Created
     Directorships. Except as hereinafter provided and subject to the provisions of the Certificate of Incorporation, any vacancy in the office of a Director occurring for any reason other than the removal of a Director pursuant to Section 3 of this Article, and any newly created Directorship resulting from any increase in the authorized number of Directors, may be filled by a majority of the Directors then in office, though less than a quorum, or by the sole remaining Director. In the event that any vacancy in the office of a Director occurs as a result of the removal of a Director pursuant to Section 3 of this Article, or in the event that vacancies occur contemporaneously in the offices of all of the Directors, such vacancy or vacancies shall be filled by a vote of the shareholders of the Corporation at the next annual or special meeting of the shareholders. Directors chosen or elected as aforesaid shall hold office for a term in accordance with the Certificate of Incorporation and until their respective successors are elected and duly qualified or until their earlier resignation or removal. Any Director of any class elected to fill a vacancy resulting from an increase in the number of Directors in such class shall hold office for a term that shall coincide with the remaining term of that class. Any Director elected to fill a vacancy not resulting from an increase in the number of Directors shall have the same remaining term as that of his predecessor.
               Section 3.  Removals.  Directors of the
     Corporation may be removed by the shareholders of the Corporation only for cause and only by the affirmative vote of a majority of the combined voting power of the then outstanding shares of voting stock, voting together as a single class. For the purposes hereof, "cause" shall mean
     (i) the willful, continuous and material failure of a Director to perform such Director's duties to the Corporation (including any such failure resulting from incapacity due to physical or mental illness), (ii) the willful engaging by a Director in gross misconduct or malfeasance materially and demonstrably injurious to the Corporation or (iii) a Director's conviction of a crime involving moral turpitude. The Board of Directors shall have the power to remove directors for cause and to suspend directors pending a final determination that cause exists for removal.
               Section 4. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place, either within or without the State of New Jersey, as shall from time to time be determined by resolution of the Board.
               Section 5. Special Meetings. Special meetings of the Board of Directors may be called by any three Directors, by the Chairman of the Board of Directors or, if the office of the Chairman of the Board of Directors is vacant or if the Chairman of the Board of Directors is incapacitated, then by the President or, if the office of the President is vacant or if the President is incapacitated, then by any Vice President on notice given to each Director, and such meetings shall be held at the principal business office of the Corporation or at such other place or places, either within or without the State of New Jersey, as shall be specified in the notices thereof.
               Section 6. Annual Meetings. The first meeting of each newly elected Board of Directors shall be held as soon as practicable after each annual election of Directors and on the same day, at the same place at which regular meetings of the Board of Directors are held, or at such other time and place as may be provided by resolution of the Board.
     Such meeting may be held at any other time or place which shall be specified in a notice given, as hereinafter provided, for special meetings of the Board of Directors.
               Section 7. Notice. Notice of any meeting of the Board of Directors requiring notice shall be given to each Director by mailing the same, addressed to him at his principal address as it appears on the books and records of the Corporation, at least forty-eight (48) hours, or shall be sent to him at such place by facsimile transmission, courier, telegraph, cable or wireless, or shall be delivered personally or by telephone, at least twelve (12) hours, before the time fixed for the meeting. At any meeting at which every Director shall be present or at which all Directors not present shall waive notice in writing, any and all business may be transacted even though no notice shall have been given.
               Section 8. Quorum. At all meetings of the Board of Directors, the presence of a majority or more of the Directors constituting the Board (but in no event less than two Directors) shall constitute a quorum for the transaction of business. Except as may be otherwise specifically provided by the laws of the State of New Jersey, the Certificate of Incorporation or these By-Laws, the affirmative vote of a majority of the Directors present at the time of such vote shall be the act of the Board of Directors if a quorum is present. If a quorum shall not be present at any meeting of the Board of Directors the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.
               Section 9. Consent. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if all members of the Board consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.
               Section 10.  Telephonic Meetings.  Unless
     otherwise restricted by the Certificate of Incorporation or these By-Laws, members of the Board of Directors may participate in a meeting of the Board by means of conference telephone or similar communications equipment by means of which all persons participating in such meeting can hear each other, and participation in a meeting pursuant to this
     Section 10 shall constitute presence in person at such meeting.
               Section 11.  Compensation of Directors.
     Directors, as such, shall not receive any stated salary for their services, but, by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board of Directors; provided that nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.
               Section 12. Interested Directors. No contract or other transaction between the Corporation and one or more of its Directors, or between the Corporation and any other corporation, firm, association or other entity in which one or more of the Corporation's Directors are directors or officers, or are financially interested, shall be either void or voidable for this reason alone or by reason alone that such Director or Directors are present at a meeting of the Board of Directors which approves such contract or transaction, or that his or their votes are counted for such purpose:

               (a)  if the fact of such common directorship,
                         officership or financial interest is
                         disclosed or known to the Board of Directors and the Board of Directors authorizes, approves or ratifies such contract or transaction by unanimous written consent, provided at least one Director so consenting is disinterested, or by affirmative vote of a majority of the disinterested Directors, even though the disinterested Directors are less than a quorum;

               (b)  if such common directorship, officership or
                         financial interest is disclosed or known to the shareholders, and such contract or transaction is authorized, approved or ratified by vote of the shareholders; or

               (c)  if the contract or transaction is fair and
                         reasonable as to the Corporation at the time it is authorized, approved or ratified by the Board of Directors or the shareholders.

     Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors which approves such contract or transaction.
               Section 13. Resignations. Any Director of the Corporation may resign at any time by giving written notice to the Board of Directors, to the Chairman of the Board of Directors, to the President or to the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein, or, if the time be not specified, upon receipt thereof; and unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.
               Section 14. Chairman of the Board of Directors. The Board of Directors shall designate one of their number to act as Chairman of the Board of Directors of the Corporation. A Director shall not be deemed to be an officer as a result of his being designated as Chairman of the Board of Directors. The Chairman of the Board of Directors shall preside at all meetings of the Board of Directors and at all meetings of the shareholders of the Corporation. He shall cause to be called regular and special meetings of the shareholders of the Corporation and of the Board of Directors in accordance with these By-Laws. In addition to the powers and duties expressly conferred upon him by these By-Laws, he shall, except as otherwise specifically provided by the laws of the State of New Jersey, have such other powers and duties as shall from time to time be assigned to him by the Board of Directors.

                              ARTICLE V
                              Committees
               Section 1. Executive Committee. The Board, by resolution adopted by the affirmative vote of a majority of all the directors then in office, may designate three (3) or more of its members to constitute an Executive Committee, which, during the intervals between the meetings of the Board, shall have, and may exercise, all the powers of the Board in the management of the business, affairs and property of the Company.
               At all meetings of the Executive Committee, the presence of the lesser of a majority or three (3) of the members thereof shall be necessary to constitute a quorum and to transact business. Meetings of the Executive Committee may be called by any member thereof, by the Chairman of the Board of Directors, by the President or by the Secretary of the Corporation. Written or oral notice of each such meeting shall be given to each member of the Executive Committee not later than the close of the business day next preceding the date of such meeting.
               The Board shall have the power, by resolution adopted by the affirmative vote of a majority of all of the directors then in office, at any time to change the members of the Executive Committee, to fill vacancies thereon, and to discharge the Executive Committee or any member thereof.
               The Board may, by ordinary resolution, designate one of the members of the Executive Committee as Chairman of the Executive Committee.
               Section 2. Committees Generally. The Board, by resolution, may from time to time designate members of the Board to constitute other committees, which shall consist of such persons and shall have such powers as the Board may determine and specify in the respective resolutions effecting such designations. The Board shall have the power, by resolution, at any time, with respect to any committee created pursuant to Section 2 to change the members of any such committee, to fill vacancies on any such committee and to discharge any such committee.
               Section 3. Meetings. A majority of the members of each committee shall determine its acts. Each committee may adopt such rules and regulations for the conduct of its meetings as it deems proper and as are not inconsistent with any statute or the Certificate of Incorporation or the By-Laws of this Corporation.
                              ARTICLE VI
                               Officers
               Section 1. Number, Election and Term of Office . The officers of the Corporation shall be a President, an Executive Vice President, one or more Vice Presidents, a Secretary and a Treasurer, and may at the discretion of the Board of Directors include one or more Vice Presidents, Assistant Treasurers and Assistant Secretaries. The officers of the Corporation shall be elected annually by the Board of Directors at its meeting held immediately after the annual meeting of the shareholders, and shall hold their respective offices until their successors are duly elected and have qualified. Any number of offices may be held by the same person but no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law to be executed, acknowledged or verified by two or more officers. The Board of Directors may from time to time appoint such other officers as the interest of the Corporation may require and may fix their duties, subject to the control of the Board of Directors, and terms of office.
               Section 2. President. The President shall be a Director, and shall be the chief executive officer of the Corporation and shall have general and active management of the business of the Corporation, and shall see that all orders and resolutions of the Board are carried into effect. He shall ensure that the books, reports, statements, certificates and other records of the Corporation are kept, made or filed in accordance with the laws of the State of New Jersey. He may sign, execute and deliver in the name of the Corporation all deeds, mortgages, bonds, contracts or other instruments authorized by the Board of Directors, except in cases where the signing, execution or delivery thereof shall be expressly delegated by the Board of Directors or by these By-Laws to some other officer or agent of the Corporation or where any of them shall be required by law otherwise to be signed, executed or delivered. He may sign, with the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, certificates of stock of the Corporation. He shall appoint and remove, employ and discharge, and fix the compensation of all servants, agents, employees and clerks of the Corporation other than the duly elected or appointed officers, subject to the approval of the Board of Directors. In addition to the powers and duties expressly conferred upon him by these By-Laws, he shall, except as otherwise specifically provided by the laws of the State of New Jersey, have such other powers and duties as shall from time to time be assigned to him by the Board of Directors. He shall, during the absence or incapacity of the Chairman of the Board of Directors, assume his powers and perform his duties.
               Section 3. Vice Presidents. The Vice Presidents shall perform such duties as the President or the Board of Directors shall require. Any Vice President shall, during the absence or incapacity of the President, assume and perform his duties.
               Section 4. Secretary. The Secretary may sign all certificates of stock of the Corporation. He shall record all the proceedings of the meetings of the Board of Directors and of the shareholders of the Corporation in books to be kept for that purpose. He shall have custody of the seal of the Corporation and may affix the same to any instrument requiring such seal when authorized by the Board of Directors, and when so affixed he may attest the same by his signature. He shall keep the transfer books, in which all transfers of the capital stock of the Corporation shall be registered, and the stock books, which shall contain the names and addresses of all holders of the capital stock of the Corporation and the number of shares held by each; and he shall keep such stock and transfer books open daily during business hours to the inspection of every shareholder and for transfer of stock. He shall notify the Directors and shareholders of their respective meetings as required by law or by these By-Laws, and shall perform such other duties as may be required by law or by these By-Laws, or which may be assigned to him from time to time by the Board of Directors.
               Section 5. Assistant Secretaries. The Assistant Secretaries shall, during the absence or incapacity of the Secretary, assume and perform all functions and duties which the Secretary might lawfully do if present and not under any incapacity.
               Section 6. Treasurer. The Treasurer shall have charge of the funds and securities of the Corporation. He may sign all certificates of stock. He shall keep full and accurate accounts of all receipts and disbursements of the Corporation in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board, and shall render to the President or the Directors, whenever they may require it, an account of all his transactions as Treasurer and an account of the business and financial position of the Corporation.
               Section 7. Assistant Treasurers. The Assistant Treasurers shall, during the absence or incapacity of the Treasurer, assume and perform all functions and duties which the Treasurer might lawfully do if present and not under any incapacity.
               Section 8. Treasurer's Bond. The Treasurer and Assistant Treasurers shall, if required so to do by the Board of Directors, each give a bond (which shall be renewed every six (6) years) in such sum and with such surety or sureties as the Board of Directors may require.
               Section 9. Transfer of Duties. The Board of Directors in its absolute discretion may transfer the power and duties, in whole or in part, of any officer to any other officer, or persons, notwithstanding the provisions of these By-Laws, except as otherwise provided by the laws of the State of New Jersey.
               Section 10.  Vacancies.  If the office of
     President, Executive Vice President, Vice President, Secretary or Treasurer, or any other officer or agent becomes vacant for any reason, the Board of Directors may choose a successor to hold office for the unexpired term.
               Section 11. Removals. Any officer or agent of the Corporation may be removed from office, with or without cause, by the affirmative vote of a majority of the entire Board of Directors.
               Section 12.  Compensation of Officers.  The
     officers shall receive such salary or compensation as may be determined by the Board of Directors.
               Section 13. Resignations. Any officer or agent of the Corporation may resign at any time by giving written notice to the Board of Directors, to the Chairman of the Board of Directors, to the President or to the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein or, if the time be not specified, upon receipt thereof; and unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.
               Section 14.  Executive Vice President.  The
     Executive Vice President shall have such powers and duties as may be assigned to him by the Board of Directors or the President, or as may be provided in these By-Laws. The Executive Vice President shall, during the absence or incapacity of the President, assume his powers and perform his duties. The Executive Vice President shall also be the Chief Financial Officer of the Corporation.

                             ARTICLE VII
                     Contracts, Checks and Notes
               Section 1.  Contracts.  Unless the Board of
     Directors shall otherwise specifically direct, all contracts of the Corporation shall be executed in the name of the Corporation by the President, the Executive Vice President or a Vice President.
               Section 2. Checks and Notes. All checks, drafts, bills of exchange and promissory notes and other negotiable instruments of the Corporation shall be signed by such officers or agents of the Corporation as may be designated by the Board of Directors.

                             ARTICLE VIII
                                Stock
               Section 1.  Certificates of Stock.  The
     certificates for shares of the stock of the Corporation shall state upon the face thereof (1) that the Corporation is organized under the laws of the State of New Jersey, (2) the name of the person to whom issued and (3) the number of shares represented thereby and shall otherwise be in such form, not inconsistent with the Certificate of Incorporation, as shall be prepared or approved by the Board of Directors. Every holder of stock in the Corporation shall be entitled to have a certificate of stock signed by, or in the name of the Corporation by, the President, the Executive Vice President or a Vice President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary certifying the number of shares owned by him and the date of issue and may be sealed with the seal of the Corporation or a facsimile thereof; and no certificate shall be valid unless so signed and sealed. All certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued.
               Where a certificate is countersigned (1) by a transfer agent other than the Corporation or its employee, or, (2) by a registrar other than the Corporation or its employee, any other signature on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.
               All certificates surrendered to the Corporation shall be cancelled and, except in the case of lost or destroyed certificates, no new certificates shall be issued until the former certificates for the same number of shares of the same class of stock shall have been surrendered and cancelled.
               Section 2.  Transfer of Stock.  Stock of the
     Corporation shall be transferable in the manner prescribed by the laws of the State of New Jersey. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                              ARTICLE IX
                       Registered Shareholders
               The Corporation shall be entitled (i) to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and (ii) to hold liable for calls and assessments a person registered on its books as the owner of shares, and the Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by law.

                              ARTICLE X
                          Lost Certificates
               Any person claiming a certificate of stock to be lost or destroyed, shall make an affidavit or affirmation of the fact and advertise the same in such manner as the Board of Directors may require, and the Board of Directors may, in its discretion, require the owner of the lost or destroyed certificate, or his legal representative, to give the Corporation a bond in a sum sufficient, in the opinion of the Board of Directors, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss of any such certificate. A new certificate of the same tenor and for the same number of shares as the one alleged to be lost or destroyed may be issued without requiring any bond when, in the judgment of the Directors, it is proper so to do.

                              ARTICLE XI
                        Fixing of Record Date
               In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. If no record date is fixed, the record date for the determination of shareholders entitled to notice of or to vote at any meeting of shareholders shall be the close of business on the day next preceding the day on which notice of such meeting is given, or, if no notice is given, the day next preceding the day on which the meeting is held, and the record date for determining shareholders for any other purpose shall be the close of business on the day on which the resolution of the Board of Directors relating thereto is adopted. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                             ARTICLE XII
                              Dividends
               Subject to the relevant provisions of the
     Certificate of Incorporation, dividends upon the capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation.
               Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sums as the Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Directors shall think conducive to the interest of the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

                             ARTICLE XIII
                           Waiver of Notice
               Whenever any notice whatever is required to be given by statute or under the provisions of the Certificate of Incorporation or these By-Laws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be equivalent thereto.

                             ARTICLE XIV
                                 Seal
               The corporate seal of the Corporation shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, New Jersey."

                              ARTICLE XV
                              Amendments
               Subject to the provisions of the Certificate of Incorporation, these By-Laws may be altered, amended or repealed or new By-Laws may be adopted by the shareholders or by the Board of Directors, at any regular meeting of the shareholders or of the Board of Directors or at any special meeting of the shareholders or of the Board of Directors. Any amendment of these By-Laws by the shareholders of the Corporation shall be made by a vote of the holders of not less than eighty percent (80%) of the outstanding capital stock of the Corporation entitled to vote thereon.
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